SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2010

MOQIZONE HOLDING CORPORATION
(Exact name of registrant as specified in Charter)

Delaware	0-23000	95-4217605
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

7A-D Hong Kong Industrial Building, 444-452 Des Voeux Road West, Hong Kong
 (Address of principal executive offices)

Registrant’s telephone number, including area code:
852 34434384

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

We completed the initial closing of a private equity financing of approximately $247,000 on August 27, 2010 with 2 accredited investors pursuant to a Securities Purchase Agreement.  Net proceeds from the offering, are approximately $207,000.  Pursuant to the financing, we issued a total of 11 units of our securities at $22,500 per unit.  Each Unit consists of (i) an 8% Convertible Note, convertible into shares of the Common Stock, (ii) a Series E Warrant, and (iii) a Series F Warrant, each such warrant gives the holder the right to purchase up to that number of shares of our common stock as shall be equal to fifty percent (50%) of the number of shares of common stock underlying the Convertible Note.  Each of the Warrants has a term of three (3) years.

In connection with this financing, we paid cash compensation to a placement agent in the amount of $24,650.  We also issued, to the placement agent or its designees, in connection with this financing, warrants to purchase up to that number of shares of our common stock as shall be equal to ten percent (10%) of the total number of shares underlying the Units.  These warrants have the same terms as the warrants issued to Investors that are included in the Units.

In connection with the Financing, we also entered into a Registration Rights Agreement with the Investors (the “Investor RRA”).  Under the Investor RRA, the Company is required to prepare and file a registration statement for the resale of the common stock underlying the Convertible Notes and warrants and to use its best efforts to cause, and to maintain, the effectiveness of the registration statement.  The Company is subject to certain monetary obligations if, among other reasons, the Company fails to file the registration statement with the SEC within 45 days of the date of the final closing, which shall not be after October 31, 2010 or if the registration statement is not declared effective by the SEC within 150 days (180 days if the registration statement gets reviewed by the SEC) from the date the registration statement is filed.  The obligations are payments in an amount equal to 2% of the aggregate amount invested by such Investor (based upon the number of Registrable Securities then owned by such Investor) for each 30 day period or any portion thereof following the date by which such Registration Statement should have been effective, up to a maximum amount of 10%.  Furthermore, in the event that the Registration Statement is not effective in the timeframe stated in the RRA, the warrants contain a “cashless” exercise provisions in the event that there is not an effective registration statement.

A copy of the Form of Securities Purchase Agreement, Form of Note, Form of Warrant and Form of Registration Rights Agreement are incorporated herein by reference as Exhibits 10.1, 10.2, 10.3, 10.4 and 105, respectively.  The description of the transactions contemplated by such agreements set forth herein do not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated herein by reference.

The foregoing information has been disclosed herein as it is material to the private equity financing and should not be construed as an offer to sell or solicitation of an offer to buy our securities.  The private equity financing described herein was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Sections 3(a)(9) and 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.02      Recent Sales of Unregistered Securities.

Reference is made to the disclosures set forth above. We believe that all of the sales of such unregistered securities were and will be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) of the Securities Act, Rule 506 of Regulation D and/or Regulation S as promulgated by the SEC.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

See the Exhibit Index hereto, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOQIZONE HOLDINGS CORP.
 (Registrant)

By:	/s/ Lawrence Cheung
Name: Lawrence Cheung
Title: Chief Executive Officer

Date: September 1, 2010

EXHIBIT INDEX

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

10.3	Form of Convertible Note

10.4	Form of Series C Warrant

10.5	Form of Series D Warrant